EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND NATURAL GAS PROPERTIES VANGUARD OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON SEPTEMBER 30, 2014 FROM BILL BARRETT CORPORATION

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Members
Vanguard Natural Resources, LLC
Houston, Texas

We have audited the accompanying statement of revenues and direct operating expenses of the oil and natural gas properties (the “Properties), as defined in Note 1, acquired on September 30, 2014 by Vanguard Operating, LLC (the “Company”), a wholly-owned subsidiary of Vanguard Natural Resources, LLC, for the year ended December 31, 2013 and the related notes to the statement of revenues and direct operating expenses.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statement of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenues and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls of the Properties. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the oil and natural gas properties purchased on September 30, 2014 by Vanguard Operating, LLC for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC's Form 8-K/A and is not intended to be a complete presentation of the results of the operations of the Properties. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Houston, Texas
November 3, 2014

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND NATURAL GAS PROPERTIES VANGUARD OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON SEPTEMBER 30, 2014 FROM BILL BARRETT CORPORATION

(in thousands)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Revenues	$71,478	$74,539	$144,934
Direct operating expenses:
Lease operating expense	(8,758)	(8,115)	(17,102)
Production and other taxes	(3,732)	(4,142)	(5,377)
Total direct operating expenses	(12,490)	(12,257)	(22,479)

Excess of revenues over direct operating expenses	$58,988	$62,282	$122,455

The accompanying notes are an integral part of the statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND NATURAL GAS PROPERTIES VANGUARD OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON SEPTEMBER 30, 2014 FROM BILL BARRETT CORPORATION

Notes to the Financial Statement

Note 1:	THE PROPERTIES

On December 31, 2012, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) completed the acquisition of natural gas and liquids properties in the Piceance Basin in Colorado and the Powder River and Wind River Basins in Wyoming from Bill Barrett Corporation. We refer to this acquisition as the “Rockies Acquisition.” This acquisition had an effective date of October 1, 2012. With respect to the Piceance Basin properties, we purchased an escalating working interest wherein our working interest began at 18% but increased to 21% on January 1, 2014. During the third quarter of 2014, Vanguard completed a second acquisition with Bill Barrett Corporation in which it purchased the remaining incremental interest in the Piceance Basin Colorado properties.

On September 16, 2014, Vanguard filed a Current Report on Form 8-K announcing that its wholly-owned subsidiary, Vanguard Operating, LLC (“Vanguard Operating”), had entered into a Purchase and Sale Agreement, dated September 15, 2014, with Bill Barrett Corporation (“Seller”) (the “PSA”) to purchase natural gas, oil and natural gas liquids assets in the Piceance Basin in Colorado (the “Properties”) for approximately $525.0 million in cash, subject to adjustment. The Company refers to this acquisition as the “Piceance Acquisition.” As reported in a Current Report on Form 8-K filed on October 1, 2014, the closing of this transaction was completed on September 30, 2014 for an aggregate adjusted purchase price of $502.1 million, subject to customary post-closing adjustments. The effective date of this acquisition is July 1, 2014.

Note 2:	BASIS OF PRESENTATION

During the period presented, the Properties were not accounted for or operated as a separate division by the seller of the Properties. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Vanguard’s net working interest in the properties acquired for the year ended December 31, 2013 and the six months ended June 30, 2014 and 2013 and are presented on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties acquired and do not represent all the oil and natural gas operations of the seller of the Properties, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the properties described above going forward due to changes in the business, including new commodity derivative contracts and inclusion of the above mentioned expenses.

The statements of revenues and direct operating expenses of the acquired Properties for the six months ended June 30, 2014 and 2013 are unaudited. In the opinion of the Company’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Properties.

The Company reviewed events occurring after the date of the latest financial statement which could affect the Properties' financial position and/or results of operations for the period. The Company reviewed and evaluated events through November 3, 2014, the date the financial statements were issued.

Note 3:	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between the Company and the seller of the Properties, any obligations relating to claims, litigation or disputes pending as of the effective date (July 1, 2014) or any matters arising in connection with ownership of the Properties prior to the effective date are retained by the seller of the Properties. Notwithstanding this indemnification, the Company is not aware of any legal, environmental or other contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Effective with the acquisition of the Properties, the Company has assumed contracts that provide firm transportation capacity on pipeline systems. The remaining terms on these contracts range from one to six years and require the Company to pay transportation demand charges regardless of the amount of pipeline capacity its utilizes.

The values in the table below represent gross future minimum transportation demand charges the Company, as operator of the related properties, is obligated to pay as of the effective date of the acquisition. However, the Company's financial statements will only reflect its proportionate share of the charges based on its working interest and net revenue interest, which will vary from property to property.

(in thousands)
October 1 - December 31, 2014	$2,244
2015	8,491
2016	7,573
2017	7,573
2018	7,573
Thereafter	6,942
Total	$40,396

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND NATURAL GAS PROPERTIES VANGUARD OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON SEPTEMBER 30, 2014 FROM BILL BARRETT CORPORATION

SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION
(UNAUDITED)

OIL AND NATURAL GAS RESERVE INFORMATION

Proved oil and natural gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by the seller of the Properties, in accordance with guidelines established by the Securities and Exchange Commission.

Prior year reserve studies were not made for the Properties, as such, Vanguard prepared a reserve study for the most recent period presented and computed reserves for prior periods using historical production amounts. There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Natural Gas	Crude Oil	Natural Gas Liquids
	(MMcf)	(MBbls)	(MBbls)
Total proved reserves:
Balance, December 31, 2012	319,171	2,809	14,188
Production	(25,171)	(332)	(1,848)
Balance, December 31, 2013	294,000	2,477	12,340

Proved developed	245,249	1,981	10,294
Proved undeveloped	48,751	496	2,046
Balance, December 31, 2013	294,000	2,477	12,340

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND NATURAL GAS PROPERTIES VANGUARD OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON SEPTEMBER 30, 2014 FROM BILL BARRETT CORPORATION

SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION
(UNAUDITED)

FUTURE NET CASH FLOWS

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Standards Codification 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Properties, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

Future cash inflows are based on the applicable historical oil and natural gas prices.

For the December 31, 2013 calculation in the following table, estimated future cash inflows were computed using 2013 12-month unweighted average first-day-of-the-month prices of $96.90 per barrel of oil, $3.67 per MMBtu for natural gas and $36.28 per barrel of natural gas liquids, with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes. Future income tax expense has not been computed as Vanguard is not a tax paying entity.

The following table sets forth unaudited information concerning future net cash flows for oil and natural gas reserves associated with the Properties.

At December 31, 2013
(in thousands)
Future cash inflows	$1,908,366
Future production costs	(577,132)
Future development costs	(104,385)
Future net cash flows	1,226,849
10% annual discount for estimated timing of cash flows	(692,142)
Standardized measure of discounted future net cash flows	$534,707

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND NATURAL GAS PROPERTIES VANGUARD OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON SEPTEMBER 30, 2014 FROM BILL BARRETT CORPORATION

SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION
(UNAUDITED)

The following table sets forth the principal sources of change in discounted future net cash flows associated with the Properties for the year ended December 31, 2013 (in thousands).

Beginning of Year	$597,420
Sales, net of production costs	(122,455)
Accretion of discount	59,742
End of Year	$534,707